Exhibit 99.3

Troutman Pepper Locke LLP Troutman Pepper Building, 1001 Haxall Point Richmond, VA 23219 troutman.com

May 27, 2026

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Virginia State Constitutional Issues Related to Appalachian Power Recovery Funding LLC Series 2026-A Senior Secured SAC Bonds

Ladies and Gentlemen:

We have been engaged as special counsel in the Commonwealth of Virginia (the “Commonwealth”) by Appalachian Power Company (“APCo”) and Appalachian Power Recovery Funding LLC, a special purpose Delaware limited liability company (the “Issuer”), in connection with the issuance and sale on the date hereof by the Issuer of $1,375,500,000 aggregate principal amount of the Issuer’s Series 2026-A Senior Secured SAC Bonds (the “Bonds”), which are more fully described in the Prospectus dated May 19, 2026. The Bonds are being sold pursuant to the provisions of the Underwriting Agreement dated May 19, 2026, among APCo, the Issuer, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and RBC Capital Markets, as representatives of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”). The Bonds are being issued pursuant to the provisions of the Indenture (the “Original Indenture”) dated as of the date hereof, as supplemented by the Series Supplement dated as of the date hereof (together with the Original Indenture, the “Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association as securities intermediary. Under the Indenture, the Indenture Trustee holds, among other things, Securitized Asset Cost Property as described below as collateral security for the payment of the Bonds. All capitalized terms used herein and not otherwise defined shall have the meaning specified in Appendix A to the Indenture unless the context clearly indicates otherwise.

Overview

Pursuant to the financing order issued by the State Corporation Commission of Virginia (the “Commission”) on November 24, 2025, in Case No. PUR-2025-00116 (the “Financing Order”), “Securitized Asset Property” constitutes (i) all rights and interests of APCo, or its successor or assignee, under the Financing Order, including the right to impose, bill, charge, collect, and receive “Securitized Asset Cost Charges,” as defined under Va. Code § 56-249.8 A., authorized in the Financing Order and to obtain periodic adjustment to such Securitized Asset Cost Charges as provide in the Financing Order; and (ii) all revenues, collections, claims, rights to payments, payments, money or proceeds arising from the rights and interests specified in the Financing Order, regardless of whether such revenues, collections, claims, rights to payment, payments, money or proceeds are imposed, billed, charged, collected or received with, or maintained together with or commingled with, other revenues, collections, rights to payment, payments, money or proceeds.

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The period for seeking rehearing or reconsideration of the Financing Order expired on December 15, 2025, and the period for filing a notice of appeal of the Financing Order expired on December 24, 2025. Accordingly, the Financing Order became final and non-appealable on December 24, 2025.

“Securitization Law” is defined for purposes of this Opinion as the provisions of Va. Code § 56-249.8. Under the Securitization Law, APCo may seek authorization to issue “Securitized Asset Cost Bonds,” as that term is defined in Va. Code § 56-249.8 A, that are secured by Securitized Asset Cost Property, including a dedicated “Securitized Asset Cost Charge”, as that term is defined in Va. Code § 56-249.8 A, that is separate and distinct from APCo’s base rates.

The Securitization Law provides, in relevant part, that subsequent to the transfer of Securitized Asset Cost Property to an assignee or the issuance of securitized asset cost bonds authorized thereby, whichever is earlier, the Financing Order shall be irrevocable and, except for changes made pursuant to the formula-based mechanism authorized in this section, the Commission shall not amend, modify, or terminate the Financing Order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust securitized asset cost charges approved in the Financing Order.1

Pursuant to Va. Code § 56-249.8 K(1)-(2), the Securitization Law further provides that:

(1) The Commonwealth and its agencies, including the Commission, pledge and agree with bondholders, the owners of the securitized asset cost property, and other financing parties that the Commonwealth and its agencies shall not take any action listed in this subdivision. This subsection does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized asset cost charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electric utility. The Commonwealth and its agencies, including the Commission, shall not:

a. Alter the provisions of this section that authorize the Commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized asset cost property, and to make the securitized asset cost charges imposed by a financing order irrevocable, binding, or non-bypassable charges;

[1]	Va. Code § 56-249.8 B(2)(e).

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b. Take or permit any action that impairs or would impair the value of securitized asset cost property or the security for the securitized asset cost bonds or revises the securitized asset costs for which recovery is authorized;

c. In any way impair the rights and remedies of the bondholders, assignees, and other financing parties; or

d. Except for changes made pursuant to the formula-based adjustment mechanism authorized under this section, reduce, alter, or impair securitized asset cost charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related securitized asset cost bonds have been paid and performed in full.

(2) Any person that issues securitized asset cost bonds may include the language specified in subdivision 1 in the securitized asset cost bonds and related documentation.

The language immediately above, including paragraph (1) in the block quote above, is referred to in this Opinion as the “Commonwealth Pledge.” As authorized by the foregoing statutory provision and the Financing Order, the language of the Commonwealth Pledge has been included in the Indenture and in the Bonds. The term “Prohibited Actions” refers to the actions listed in Va. Code § 56-249.8 K(1)(a)-(d).

Excepted from the Commonwealth Pledge are an alteration or limitation arising in connection with a Prohibited Action “if full compensation is made by law for the full protection of the securitized asset cost charges collected pursuant” to the Financing Order and full protection of “the bondholders and any assignee or financing party entering into a contract” with APCo.2

Opinions Requested

You have requested our opinion as to:

1.

Whether the Securitization Law was duly enacted by the Virginia General Assembly of the Commonwealth (“General Assembly”) in accordance with all applicable Virginia laws and is in full force and effect.

2.

Whether the Commonwealth Pledge unambiguously indicates the Commonwealth’s intent to be bound with the Holders and supports the conclusion that, for purposes of the Contract Clause of the Virginia Constitution, the Commonwealth Pledge constitutes a binding contractual relationship between the Commonwealth of Virginia and the Holders.

[2]	Va. Code § 56-249.8 K(1).

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3.

Whether a Virginia state court would conclude that the Commonwealth Pledge (i) creates a binding contractual obligation of the Commonwealth for purposes of the Contract Clause of the Virginia Constitution and (ii) provides a basis upon which the Holders could challenge successfully under the Contract Clause of the Virginia Constitution any action by the General Assembly or any action by the Commission of a legislative character, including the rescission or amendment of the Financing Order, if that action violates the Commonwealth Pledge in a manner that substantially impairs or would substantially impair the value of the Securitized Asset Property, or substantially reduces, alters or impairs the value of the Securitized Asset Cost Charges, prior to the time that the Securitized Asset Cost Bonds are paid and performed in full, unless the action is a proper exercise of the Commonwealth’s police power and the adjustment of the rights and responsibilities are based upon reasonable conditions and of a character appropriate to the public purpose justifying the action.

4.

Whether, assuming applicable Virginia courts would apply a Takings Clause analysis under the Takings Clause of the Virginia Constitution, such courts of competent jurisdiction would hold that the Commonwealth would be required to pay just compensation to Holders if the General Assembly or the Commonwealth repealed or amended the Securitization Law or took any other action contravening the Commonwealth Pledge and doing so constituted a permanent appropriation of a substantial property interest of the Holders in the Securitized Asset Cost Property and deprived the Holders of their reasonable expectations arising from their investments in the SAC Bonds.

Documents Reviewed

In rendering the opinions set forth below, we examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following (dated as of the date hereof unless otherwise indicated):

1.	the Sale Agreement;

2.	the Indenture;

3.	the Intercreditor Agreement

4.	the Registration Statement on Amendment 1 to Form SF-1 of the Issuer;

5.	the Securitization Law and related public records referenced therein;

6.	the Financing Order;

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7.	the Servicing Agreement by and between the Issuer and APCo dated as of the date hereof; and

8.	such other documents, certificates, records and papers as we have deemed necessary or appropriate to render the opinions below.

The documents described above in items 1 through 7 are referred to herein as the “Opinion Documents.”

Assumptions

For purposes of the opinions expressed below, we assumed the following:

1.	the authenticity of all documents submitted to us as originals;

2.	the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof;

3.	the legal capacity of natural persons;

4.	the genuineness of all signatures;

5.	the good standing, due authorization, requisite entity authority of, and the execution and delivery of all documents by, all parties in each of their respective capacities thereunder;

6.	the validity, binding effect and enforceability of all documents, including the enforceability of the Opinion Documents as to the Opinion Parties;

7.

except to the extent expressly set forth in our opinions herein as to the Opinion Parties with respect to the consummation of the transactions under the Opinion Documents, that the consummation of the transactions under the Opinion Documents by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction;

8.

in accordance with our separate legal opinion of even date herewith as to the Financing Order, the Financing Order was duly authorized and issued by the Commission in accordance with applicable Virginia statutes, rules and regulations; the Financing Order and the process by which it was issued comply with applicable Virginia statutes, rules, and regulations; and that the Financing Order is in full force and effect and is final and non-appealable;

9.	that all information contained in the necessary filings is materially accurate and up to date;

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10.	that the Issuer and all parties to the Opinion Documents are operating, and will continue to operate, in accordance with all applicable federal, state, and local laws;

11.

that, since the original date of execution or issuance therefor, no Opinion Document has been amended, restated, modified, supplemented, terminated, appealed, or otherwise changed and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto; and

12.

that any legislation enacted by the General Assembly, or supplemental order adopted by the Commission, impairing the value of the Bonds would constitute a “substantial” modification of the provisions of the Securitization Law or the Financing Order that provide support for the Bonds (and is done without providing full compensation for the Bondholders). The determination of whether particular governmental action of a legislative character constitutes a substantial impairment of a particular contract is a fact-specific analysis, and nothing in this Opinion expresses any opinion as to how a court would resolve the issue of “substantial impairment” with respect to the Bonds in relation to any particular action.

Limitations and Qualifications

Our opinions expressed below are subject to the following limitations and qualifications:

1.

our opinions are limited solely to the opinions requested herein and are based on the Virginia Constitution and relevant laws of the Commonwealth of Virginia and the published rules, regulations and decisions promulgated thereunder by the Commission and the courts of the Commonwealth of Virginia, in each case in effect as of the date of this opinion letter (collectively, the “Virginia Laws”);

2.	we express no opinion as to any other laws, rules, regulations or decisions of any other jurisdiction, including any other laws, rules, regulations or decisions of the Commonwealth of Virginia;

3.

various issues relating to federal, state and local laws are addressed in other opinion letters provided to you by Troutman Pepper Locke LLP, and Sidley Austin LLP, and we express no opinion with respect to those matters herein;

4.	except as set forth in our legal opinion of even date herewith as to the Financing Order, we did not independently review the manner in which any Commission applications or notices were processed;

5.	the opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein; and

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6.

the opinions expressed herein do not constitute a prediction or guaranty of the outcome of any particular litigation, and there can be no assurance that an action will not be brought in federal or state court challenging the provisions of the Securitization Law or the Financing Order relating to the Bonds.

7.

the opinions expressed herein should not be construed to imply assurance that a repeal of or amendment to the Securitization Law or the Financing Order will not be sought or enacted or adopted, or that any other action by the Commonwealth (including the Virginia legislature or the Commission) will not occur, any of which might constitute a violation of the Commonwealth Pledge.

8.

judicial analysis of issues relating to the opinions expressed herein has typically proceeded on a case-by-case basis and courts’ determinations, in most instances, are usually strongly influenced by the facts and circumstances of the particular case. We are not aware of any reported controlling judicial precedents directly on point with respect to the opinions expressed herein. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion, and the opinions expressed herein are not guarantees or warranties and should not be construed as such.

Discussion

A.	Enactment of the Securitization Law.

This section of this Opinion addresses whether the Securitization Law, as contained in Senate Bill (“SB”) 1076 and House Bill (“HB”) 2621 proposed during the General Assembly’s 2025 legislative session, was duly enacted by the General Assembly and approved by the Governor of the Commonwealth (“Governor”) in accordance with all applicable Virginia laws and is in full force and effect.

SB 1076 was prefiled on January 7, 2025, and referred to the Senate Committee on Commerce and Labor, where it was then reported favorably on February 3, 2025. On February 4, 2025, SB 1076 was introduced on the Senate floor with a substitute, where its first reading was dispensed, read a second time, and had its third reading dispensed. SB 1076 passed the Senate on February 4, 2025, and was read the first time on February 7, 2025. It was referred to the House Committee on Labor and Commerce on February 7, 2025. SB 1076 was reported from the House Committee on Labor and Commerce on February 13, 2025, with a substitute. SB 1076 was read in the House the second and third times on February 17, 2025, and February 18, 2025, respectively, and ultimately passed the House with the committee substitute on February 18, 2025. On February 19, 2025, the Senate rejected the House substitute. On February 20, 2025, the House requested a conference committee to which the Senate agreed. On February 22, 2025, the conference committee agreed on a substitute, to which the House and Senate unanimously agreed that same day. SB 1076 was enrolled on March 7, 2025, signed by the Speaker of the House that same day, and signed by the President of the Senate on March 10, 2025. SB 1076 was sent to the Governor on March 11, 2025, and ultimately approved by the Governor on March 24, 2025. SB 1076 was enacted as Chapter 597 of the 2025 Virginia Acts of Assembly.

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HB 2621 was presented on January 13, 2025, and referred to the House Committee on Labor and Commerce that same day. HB 2621 was then referred to House Committee on Labor and Commerce Subcommittee #3 on January 24, 2025, where it was then recommended to be reported with a substitute on January 28, 2025. On January 30, 2025, the House Committee on Labor and Commerce reported HB 2621 with a substitute. It was read a first and second time in the House on February 2, 2025, and February 3, 2025, respectively. The House Committee on Labor and Commerce substitute was rejected on February 3, 2025, and a floor substitute that was further amended printed that same day. The House read for the third time and passed HB 2621 with the floor substitute as amended on February 4, 2025. On February 5, 2025, HB 2621 was introduced on the Senate floor, where its first reading was dispensed and referred to the Senate Committee on Commerce and Labor. HB 2621 was then reported from the Senate Committee on Commerce and Labor on February 17, 2025, with a substitute. The Senate then dispensed of the second reading on February 18, 2025, and read it a third time on February 19, 2025, with the reading of the substitute waived. HB 2621 passed the Senate with the Senate Committee on Commerce and Labor substitute on February 19, 2025, and was returned to House on February 20, 2025, where the House rejected it. On February 20, 2025, the Senate requested a conference committee to which the House agreed. On February 22, 2025, the conference committee agreed on a substitute, to which the House and Senate unanimously agreed that same day. HB 2621 was enrolled on March 7, 2025, signed by the Speaker of the House that same day, and signed by the President of the Senate on March 10, 2025. HB 2621 was sent to the Governor on March 11, 2025, and ultimately approved by the Governor on March 24, 2025. HB 2621 was enacted as Chapter 497 of the 2025 Virginia Acts of Assembly.

The constitutionality of acts of the General Assembly has been challenged for several reasons under Virginia law, including, but not limited to, issues relating to due process, equal protection, and separation of powers. If anyone were to challenge the enactment of the Securitization Law, we believe the most likely challenges would relate to the legislation’s subject and title or whether the legislation constitutes “special” legislation.

The Virginia Constitution states, in relevant part, that “[n]o law shall embrace more than one object, which shall be expressed in its title.”3 The purposes of this constitutional provision “is to prevent the members of the legislature and people from being misled by the title to a law[,]and to “prevent the use of deceptive titles as a cover to vicious legislation and the practice of bringing together for corrupt purposes subjects diverse and dissimilar in their nature and having no necessary connection with each other, and for the prevention of fraud in legislation by means

[3]	Va. Const. Art. IV, § 12.

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of provisions in bills of which the title gives no intimation.”4 Acts of the General Assembly “are presumed to be constitutional both as to title and text.”5 Further, “[t]he title of the act in question plainly shows with what it is dealing and should be held to be sufficient where it fairly identifies and is in furtherance of the object expressed therein.”6 This provision of the Virginia Constitution “is to be liberally construed so as to uphold the law if practicable. All that is required is that the subjects embraced in the statute but not specified in the title are congruous and have natural connection with or are germane to the subject in the title.”7

SB 1076 (as enacted by Chapter 597 of the 2025 Virginia Acts of Assembly) and HB 2621 (as enacted by Chapter 497 of the 2025 Virginia Acts of Assembly) are both titled: “An Act to amend and reenact § 56-585.8 of the Code of Virginia and to amend the Code of Virginia by adding a section numbered 56-249.8 and by adding in Chapter 23 of Title 56 a section numbered 56-596.5, relating to Phase I Utilities; securitized asset costs; biennial rate reviews; rate increases in certain months prohibited.” Here, the subject of SB 1076 and HB 2621 primarily is the Securitization Law, but both address other provisions relating to APCo’s biennial rate reviews and rate increases, more generally. The titles of SB 1076 and HB 2621 both reference the Securitization Law specifically in the title (via reference to the new Va. Code § 56-249.8), as well as “securitized asset costs[,]” “biennial rate reviews[,]” and “rate increases in certain months prohibited.” Accordingly, if challenged on this basis, we believe a Virginia court would find that the titles of SB 1076 and HB 2621 adequately describe the subject of the legislation.

The Virginia Constitution further mandates, in relevant part, that “the General Assembly shall enact general laws[,]” and “[n]o private corporation, association, or individual shall be specially exempted from the operation of any general law, nor shall a general law’s operation be suspended for the benefit of any private corporation, association, or individual.”8 A law is “general” in this context “‘though it may immediately affect a small number of persons, places or things, provided, under named conditions and circumstances, it operates alike on all who measure up to its requirements.’”9 A law is “special” in this context “when it contains an inherent limitation that arbitrarily separates some persons, places, or things from those on which, without such

[4]	Kingan, Inc. v. Richmond, 198 Va. 820, 822 (1957) (citing Commonwealth v. Brown, 91 Va. 762, 771, 774 (1895)).
[5]	Id. (citing Good v. Commonwealth, 155 Va. 996, 1000 (1930).
[6]	Id.
[7]	Id.
[8]	Va. Const. Art. IV, § 15.
[9]	W.S. Carnes, Inc. v. Bd. Of Supervisors, 252 Va. 377, 385 (1996) (quoting Bray v. Cnty. Bd., 195 Va. 31, 36 (1953)).

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separation, it would also operate.”10 Litigants “challenging a statute as an illegitimate special law shoulder a “‘heavy burden’…one calculated to safeguard the maxim that all ‘legislative acts are ‘presumed to be constitutional[.]’”11 Virginia courts “are required to resolve any reasonable doubt regarding the constitutionality of a statute in favor of its validity.”12 “To doubt is to affirm.”13

“The essence of prohibited special legislation is the existence of an arbitrary separation of persons, places, or things of the same general class, with the result that some of them will, and some will not, be affected by the law…[n]onetheless, constitutional prohibitions against special laws do not proscribe classification.”14 The classification must, however, “‘be natural and reasonable, and appropriate to the occasion.’”15 Indeed, “legislation pertains to specific classifications of persons, places, or property. Such an enactment is nonetheless ‘general,’ provided the classification is reasonable, not arbitrary, and applies to all persons who are similarly situated as well as to all parts of the State where like conditions exist.”16 The “‘necessity for and the reasonableness of classification are primarily questions for the legislature. If any state of facts can be reasonably conceived, that would sustain it, that state of facts at the time the law was enacted must be assumed.’”17

The Securitization Law applies to “electric utilities,” which are defined as a “Phase I Utility” as that term is defined in Va. Code § 56-585.1 A(1). Under that provisions a “Phase I Utility” is “an investor-owned incumbent electric utility that was, as of July 1, 1999, not bound by a rate case settlement adopted by the Commission that extended in its application beyond January 1, 2002[.]” Here, the Securitization Act applies equally to the entire class – Phase I Utilities – and that classification is reasonable and not arbitrary. For example, the Securitization Law allows a Phase I Utility to securitize storm recovery costs incurred on or after January 1, 2024, that are associated with major storms, extraordinary weather events, or natural disasters affecting the Phase I Utility’s Virginia ratepayers. APCo’s Virginia service territory experienced an unusual number of extreme weather events in 2024 and 2025, necessitating significant restoration efforts. In absence of the Securitization Law, APCo would seek recovery of storm recovery costs through its base rates over a much shorter period than allowed by the Securitization Law, significantly increasing base rates.

[10]	Id. (citing Bray, 195 Va. at 36-37).
[11]	Laurels of Bon Air, LLC v. Med. Facilities of Am. LIV Ltd. P’ship, 51 Va. App. 583, 597 (2008) (quoting Holly Hill Farm Corp. v. Rowe, 241 Va. 425, 432 (1991); In re Phillips, 265 Va. 81, 85 (2003).
[12]	Phillips, 265 Va. 81 at 86-87; see also, e.g., Holly Hill Farm Corp., 241 Va. at 430.
[13]	Peery v. Bd. of Funeral Dirs., 203 Va. 161, 165 (1961).
[14]	Holly Hill Farm Corp., 241 Va. at 430.
[15]	Id. (citation omitted).
[16]	Id. at 430-31.
[17]	Id. at 431 (citations omitted).

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For the foregoing reasons, it is our opinion that the Securitization Law, as embodied in SB 1076 and HB 2621, was enacted in accordance with the applicable provisions of the Virginia Constitution. Finally, based on our review, we are unaware of any pending appeal or litigation challenging the validity of the Securitization Law.

B.	The Virginia Contract Clause.

The Virginia Constitution mandates “that the General Assembly shall not pass any law impairing the obligation of contracts[.]”18 “The Virginia [Contract Clause] has been interpreted by [the Supreme Court of Virginia] in a manner similar to the treatment of the federal clause by the United States Supreme Court.”19 Va. Code § 1-239 similarly provides that, generally, new legislation should not be interpreted to impair existing contract rights. The Virginia Contract Clause (and by extension, Section 1-239), however are:

not “the Draconian provision that its words might seem to imply.” The proscription against enacting statutes that impair the obligation of contracts does not prevent the State from exercising power that is vested in it for the common good, even though contracts previously formed may be affected thereby. “This power, which in its various ramifications is known as the police power, is an exercise of the sovereign right of the Government to protect the lives, health, morals, comfort and general welfare of the people, and is paramount to any rights under contracts between individuals.”20

Thus, “a contract…must be considered as containing an implied condition that it is subject to the exercise of the State’s regulatory police power. Such sovereign power of the government to protect the general welfare of the people of the State is paramount to any rights which may be acquired by individuals by virtue of any contracts between them.”21

[18]	Va. Const. Art. 1, § 11.
[19]	Working Waterman’s Ass’n v. Seafood Harvesters, Inc., 227 Va. 101, 109 (1984).
[20]	Id. at 109-10, (quoting Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 240-41 (1978) (other citations omitted)).
[21]	Haughton v. Lankford, 189 Va. 183, 190-91 (1949).

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Virginia courts employ a three-step analysis when balancing “the interplay between Virginia’s constitutional obligation not to adopt legislation which impairs the obligation of contracts and the exercise of its police power.”22 First, the court must examine the contractual rights affected by the statute; second, the court considers whether application of the statute operates as a “substantial impairment” to those contractual rights; and third, the court analyzes whether the statute is a proper exercise of the Commonwealth’s police power, as well as its nature and purpose.23

1.	The Existence Under the Virginia Contract Clause of a Binding Contract Between the Commonwealth and the Holders.

We are not aware of any Virginia cases that analyze the Securitization Law (or anything closely analogous thereto) relative to the Virginia Contract Clause. As discussed above, the Commonwealth Pledge provides (in relevant part) that:

The Commonwealth and its agencies, including the Commission, pledge and agree with bondholders, the owners of the securitized asset cost property, and other financing parties that the Commonwealth and its agencies shall not take any action listed in this subdivision…[t]he Commonwealth and its agencies, including the Commission, shall not:

a. Alter the provisions of this section that authorize the Commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized asset cost property, and to make the securitized asset cost charges imposed by a financing order irrevocable, binding, or non-bypassable charges;

b. Take or permit any action that impairs or would impair the value of securitized asset cost property or the security for the securitized asset cost bonds or revises the securitized asset costs for which recovery is authorized;

c. In any way impair the rights and remedies of the bondholders, assignees, and other financing parties; or

d. Except for changes made pursuant to the formula-based adjustment mechanism authorized under this section, reduce, alter, or impair securitized asset cost charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related securitized asset cost bonds have been paid and performed in full.

[22]	Heublein, Inc. v. Dept. of Alcoholic Beverage Control, 237 Va. 192, 196 (1989) (following Waterman’s, 227 Va. at 111-12, 314 S.E.2d at 165).
[23]	Id.

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(2) Any person that issues securitized asset cost bonds may include the language specified in subdivision 1 in the securitized asset cost bonds and related documentation.24

Accordingly, based on the plain language above, including the reference to the Commission’s authority to create an irrevocable contract right through issuance of the Financing Order, we believe that a Virginia court would find that the Commonwealth Pledge unambiguously indicates the Commonwealth’s intent to be bound with the Holders and creates a binding contractual relationship between the Commonwealth and the Holders with respect to application of the Virginia Contract Clause.

2.	Substantial Impairment.

For purposes of determining whether a substantial impairment of a contractual obligation exists under the Virginia Contract Clause, “‘[t]he obligation of a contract consists in its binding force on the party who makes it.’”25 Changes in the laws that make a contract legally enforceable may trigger Contract Clause scrutiny if they impair the obligation of pre-existing contracts.26 Accordingly, we believe a Virginia court likely would consider a repeal of the Commonwealth Pledge or Financing Order, or any alteration or modification to the Commonwealth Pledge or Financing Order that changes legal enforceability thereof, to constitute an impairment under the Virginia Contract Clause.

If a Virginia court determines that an impairment exists, it must determine if such impairment is substantial.27 Where an impairment exists, “the severity of the impairment measures the height of the hurdle the state legislation must clear.”28 Additionally, in determining the extent of the impairment, Virginia courts must “‘consider whether the industry the complaining party has entered has been regulated in the past.’”29 The Virginia Contract Clause, however, does impose some limit on the State’s power ‘to abridge existing contractual relationships, even in the exercise of its otherwise legitimate police power,’” particularly when the State itself is a party to an impacted contract.30

[24]	Va. Code § 56-249.8 K(1)-(2).
[25]	Gen. Motors Corp. v Romein, 503 U.S. 181, 189 (1992) (citation omitted).
[26]	Id.
[27]	Heublein, 237 Va. at 196.
[28]	Waterman’s, 227 Va. at 111.
[29]	Va. Elec. & Power Co. v. State Corp. Comm’n, 300 Va. 153, 175 (2021) (Kelsey, J. dissenting) (quoting Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 242 (1978)).
[30]	Waterman’s, 227 Va. at 110 (quoting Allied Structural Steel Co., 438 U.S. at 242.

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In Waterman’s, clam harvesters leased clam planting grounds from the Commonwealth, and used hydraulic dredges to harvest the clams pursuant to experimental permits. The General Assembly subsequently passed legislation prohibiting the use of hydraulic dredges due to concerns about their environmental impacts.31 The clam harvesters argued that the statute was unconstitutional as applied to them. The Supreme Court of Virginia disagreed, finding in relevant part that the statute did not impact the clam harvester’s exclusive right to “use and occupy” the grounds and take clams from the beds or change any of the other rights or duties established under the leases – rather, it merely prohibited the harvesting of clams by one method (hydraulic dredge).32 Thus, the statute was a “police power restriction on the mode by which the plaintiffs may exercise their right, but it does not affect substantially the right to harvest the shellfish or the exclusiveness of the right.”33

In Heublein, by contrast, the Supreme Court of Virginia considered a statute intended to apply to certain agreements involving the heavily-regulated alcoholic beverage industry that were entered before the legislation became effective. The statute removed any discretionary right an alcohol supplier had to terminate a contract with a wholesaler in the six-month period before the statute became effective.34 The Supreme Court of Virginia found that the statute was a “‘severe alteration of contractual obligations.’”35

Accordingly, we are of the opinion that Virginia court would consider a repeal of the Commonwealth Pledge or Financing Order, or any alteration or modification to the Commonwealth Pledge or Financing Order that changes legal enforceability thereof or substantially impairs or would substantially impair the value of the Securitized Asset Property, or substantially reduces, alters, or impairs the value of the Securitized Asset Cost Charges, to be a substantial impairment under the Virginia Contract Clause.

[31]	Id. at 106.
[32]	Id. at 112.
[33]	Id.
[34]	Heublein, 237 Va. at 197.
[35]	Id.

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3.	Justification for Substantial Impairment.

Both the Supreme Court of Virginia and the United States Supreme Court agree that “‘[m]inimal alteration of contractual obligations may end the inquiry[.] Severe impairment, on the other hand, will push the inquiry to a careful examination of the nature and purpose of the state legislation.’”36 Generally, contracts “must be considered as containing an implied condition that [they are] subject to the exercise of the State’s regulatory police power. Such sovereign power of the government to protect the general welfare of the people of the State is paramount to any rights which may be acquired by individuals by virtue of any contracts between them.”37 The Supreme Court of Virginia further noted that the Virginia Contract Clause “does impose some limit on the State’s power ‘to abridge existing contractual relationships, even in the exercise of its otherwise legitimate police power,’” particularly when the State itself is a party to an impacted contract.38

In Virginia, the police power includes the power “‘to promote the health, peace, morals, education[,] and good order of the people, and to legislate so as to increase the industries of the State, develop its resources, and add to its wealth and prosperity[.]’”39 The police power further includes the ability to regulate and control public service corporations and related rates.40 While legislation impacting the Securitization Law or Commission action impacting the Financing Order could fall under the Commonwealth’s broad regulatory police power, that is not the end of the analysis. A Virginia court must further consider whether the “‘adjustment of ‘the rights and responsibilities of contracting parties [is based] upon reasonable conditions and [is] of a character appropriate to the public purpose justifying [the legislation’s] adoption.’”41 “Unless the State itself is a contracting party…‘courts properly defer to legislative judgments as to the necessity and reasonableness of a particular measure.’”42 But “[w]hen a State itself enters into a contract, it cannot simply walk away from its financial obligations…[w]hen the State is a party to the contract, ‘complete deference to a legislative assessment of reasonableness and necessity is not appropriate because the State’s self-interest is at stake.’”43

[36]	Waterman’s, 227 Va. at 111-12, (quoting Allied Structural Steel Co., 438 U.S. at 245).
[37]	Haughton v. Lankford, 189 Va. 183, 190 (1949).
[38]	Waterman’s, 227 Va. at 110 (quoting Allied Structural Steel Co., 438 U.S. at 242).
[39]	Elizabeth River Crossings OpCo, LLC v. Meeks, 286 Va. 286, 321 (2013) (citations omitted).
[40]

Commonwealth ex rel. Page Milling Co. v. Shenandoah River Light & Power Corp., 135 Va. 47, 63 (1923); see also, e.g., Pacific Gas & Elec. Co. v. State Energy Res. Conservation & Dev. Comm’n, 461 U.S. 1, 205-06 (1983) (finding that the regulation of need and pricing for electric generation generally is reserved to the states under their police power); Ark. Elec. Coop. v. Ark. Pub. Serv. Comm’n, 461 U.S. 375, 377 (1983) (“[T]he regulation of utilities is one of the most important of the functions traditionally associated with the police power of the States.”); Union Dry Goods Co. v. Ga. Pub. Serv. Corp., 248 U.S. 372, 374-75 (1919) (holding distribution and sale of electricity to the public is subject to state regulation).

[41]	Energy Rsrvs. Grp. v. Kan. Power & Light Co., 459 U.S. 400, 412 (1983) (citation omitted).
[42]	Id. at 412-13 (citation omitted). See also, e.g., Keystone Bituminous Coal Ass’n v. DeBenedictis, 480 U.S. 470, 505 (1987) (same).
[43]	Id. at 412, n. 14.

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Accordingly, a Virginia court is more likely to find permissible an exercise of the Commonwealth’s police power that is a “generally applicable rule of conduct designed to advance ‘a broad societal interest,’” in contrast to a rule “limited in effect to contractual obligations or remedies.”44 Indeed, in Heublein, involving the heavily-regulated alcoholic beverage industry, the Supreme Court of Virginia found that the statute at issue there (eliminating alcohol suppliers’ discretionary right to terminate a contract with a wholesaler) was “simply an effort to protect a small group of wholesalers from possible economic loss,” and therefore violated the Virginia Contract Clause.45

The Commonwealth through the Commonwealth Pledge is expressly a party to the contract created by the Commonwealth Pledge: “[t]he Commonwealth and its agencies, including the Commission, pledge and agree with the bondholders, the owners of the securitized asset cost property, and other financing parties” not to undertake the Prohibited Actions. Given the nature of the Commonwealth Pledge, a Virginia court reviewing the justification for action by the General Assembly or any action of the Commission of a legislative nature impairing the Commonwealth Pledge or Financing Order is unlikely to conclude such action was intended to protect in general the Commonwealth’s citizens as APCo is the only utility to receive a financing order under the Securitization Law and therefore any action by the General Assembly modifying or repealing the Commonwealth Pledge would by necessity be directed at a single utility – APCo – and not a “generally applicable rule of conduct designed to advance ‘a broad societal interest[.]’”46

C.	The Virginia Takings Clause.

The Virginia Constitution provides that “[n]o private property shall be damaged or taken for public use without just compensation to the owner thereof. No private property shall be damaged or taken for public use without just compensation to the owner thereof.”47 The Virginia Takings Clause applies to the imposition of rates by a regulatory body on private property that is offered as a public good.48 Accordingly, APCo could bring a constitutional challenge to any action of the General Assembly or any action of the Commission of a legislative nature that substantially impairs APCo’s ability to recover the Securitized Asset Cost Charges.

[44]

Exxon Corp. v. Eagerton, 462 U.S. 176, 191 (1993) (citations omitted) (favorably distinguishing such “generally applicable” legislation from legislation specifically intended to repeal or modify existing contracts).

[45]	Heublein, 237 Va. at 197.
[46]	Exxon Corp., 462 U.S. at 191 (citations omitted).
[47]	Va. Const. Art. I, § 11.
[48]

See, e.g., Toll Rd. Invs. P’ship II L.P. v. State Corp. Comm’n, 304 Va. 352, 368-70 (2025); Roanoke Waterworks Co. v. Commonwealth, 140 Va. 144, 170 (1924); Petersburg Gas Co. v. City of Petersburg, 132 Va. 82, 89 (1922).

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Virginia law “recognizes inverse condemnation as a viable theory of recovery for de facto violations of Article I, Section 11” of the Viriginia Constitution.49 Property “‘taken or damaged for public use’” bestows “‘on the owner a right to ‘sue upon an implied contract that he will be paid therefor such amount as would have been awarded if the property had been condemned under the eminent domain statute.’”50 For purposes of the Virginia Constitution, property is “damaged” where “the corpus of the owner’s property itself, or some appurtenant right or easement connected therewith, or by the law annexed thereto, is directly…affected, and is also specially affected (that is, in a manner not common to the property owner and to the public at large).’”51 The prohibition against taking or damaging “private property…except for public use” without just compensation applies to both real and personal property, regardless of whether the personal property “has been transformed into real property under fixture law[.]”52 The Supreme Court of Virginia has not defined “personal property” in the inverse condemnation context, but at least one Virginia circuit court relied on the Black’s Law Dictionary definition for “personal property,” which is “‘[g]enerally, all property other than real estate; as goods, chattels, money, notes, bonds, stocks and choses in action generally, including intangible property.’”53

Although the Securitization Law states that “[a]ll securitized asset cost property that is specified in a financing order shall constitute an existing, present intangible property right or interest therein[,]”54 we are not aware of any Virginia case law that addresses the applicability of an inverse condemnation claim within the context of the Securitization Law, or anything closely related thereto.

Relatedly, the Supreme Court of Virginia previously held that where valid exercises of the Commonwealth’s police power result in “substantial diminution of property values, an owner has no right to compensation therefor” because “[a]ll citizens hold property subject to the proper exercise of the police power for the common good.”55 As discussed above, there are credible arguments that a repeal or significant modification of the Commonwealth Pledge or Financing Order which substantially impairs the Securitized Asset Property would not be a valid use of the Commonwealth’s police power.

[49]	ACGS Marine Ins. Co. v. Arlington Cty., 293 Va. 469, 478 (2017).
[50]	Id. at 477-78 (emphasis omitted) (quoting Burns v. Bd. of Supvrs., 218 Va. 625, 627 (1977)).
[51]	Livingston v. Va. Dept. of Trans., 284 Va. 140, 155-56 (2012) (citation omitted).
[52]	ACGS Marine Ins. Co., 293 Va. at 496.
[53]	PM Lube, LLC v. Cty. of Loudoun, 100 Va. Cir. 395, 401 at n.3 (2018).
[54]	Va. Code § 56-249.8 E(1)(a).
[55]	Comm ex. rel. State Water Control Bd. v. Cnty. Utilities Corp., 223 Va. 534, 542 (1982) (citations omitted).

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Because there is an absence of judicial precedent directly on point, it is uncertain whether a hypothetical inverse condemnation claim would succeed with respect to an alleged “taking” under the Securitization Act. Assuming applicable Virginia courts would apply a Takings Clause analysis under the Takings Clause of the Virginia Constitution, we believe that courts of competent jurisdiction would hold that the Commonwealth would be required to pay just compensation to Holders if the General Assembly or the Commonwealth repealed or amended the Securitization Law or took any other action contravening the Commonwealth Pledge. If such a claim succeeds, however, there can be no assurance that any award of just compensation would be sufficient to pay the full amount of the principal and interest on the Bonds.

For the foregoing reasons, we believe the Virginia Contract Clause would provide a clearer basis for challenging an impairment of the Securitized Asset Property.

Opinions

Based on the foregoing and in reliance thereon, and subject to the limitations, assumptions, exceptions, qualifications and other matters identified herein, we are of the opinion that as of the date hereof:

1.

The Securitization Law was duly enacted by the Virginia legislature in accordance with all applicable Virginia laws, is in full force and effect, and we are unaware of any pending appeal or litigation challenging the validity of the Securitization Law.

2.

The Commonwealth Pledge unambiguously indicates the Commonwealth’s intent to be bound with the Holders and supports the conclusion that, for purposes of the Contract Clause of the Virginia Constitution, the Commonwealth Pledge constitutes a binding contractual relationship between the Commonwealth of Virginia and the Holders.

3.

A Virginia state court would conclude that the Commonwealth Pledge (i) creates a binding contractual obligation of the Commonwealth for purposes of the Contract Clause of the Virginia Constitution and (ii) provides a basis upon which the Holders could challenge successfully under the Contract Clause of the Virginia Constitution any action by the General Assembly or any action by the Commission of a legislative character, including the rescission or amendment of the Financing Order, that violates the Commonwealth Pledge in a manner that substantially impairs or would substantially impair the value of the Securitized Asset Property, or substantially reduces, alters or impairs the value of the Securitized Asset Cost Charges, prior to the time that the Securitized Asset Cost Bonds are paid and performed in full, unless the action is a proper exercise of the Commonwealth’s police power and the adjustment of the rights and responsibilities are based upon reasonable conditions and of a character appropriate to the public purpose justifying the action.

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4.

Although there is an absence of judicial precedent directly on point, and assuming applicable Virginia courts would apply a Takings Clause analysis under the Takings Clause of the Virginia Constitution, such courts of competent jurisdiction would hold that the Commonwealth would be required to pay just compensation to Holders if the General Assembly or the Commonwealth repealed or amended the Securitization Law or took any other action contravening the Commonwealth Pledge and doing so constituted a permanent appropriation of a substantial property interest of the Holders in the Securitized Asset Cost Property and deprived the Holders of their reasonable expectations arising from their investments in the SAC Bonds. There is no assurance, however, that any such award of compensation would be sufficient to pay the full amount of principal and interest on the Bonds.

Matters of Reliance

The opinions expressed herein are rendered as of the date hereof. This opinion letter is furnished only to the addressees listed on Schedule A hereto and is solely for your exclusive use in connection with the Opinion Documents, and may not be relied upon by any other individual, entity or firm, including any governmental agency (each, a “Person”). Without our prior written consent, the opinions expressed herein may not be published, quoted or referenced to, or filed with, any Person in connection with any matter or in any manner whatsoever.

This Opinion may not be quoted, published, communicated or otherwise made available in whole or in part to any Person (including, without limitation, any Person who acquires a Bond or any interest therein from an Underwriter) other than the addressees listed on Schedule A hereto without our specific prior written consent, except that: (x) each of the Underwriters may furnish copies of this Opinion (i) to any of its accountants or attorneys, (ii) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body, (iii) to any other person for the purpose of substantiating an Underwriter’s due diligence defense and (iv) as otherwise required by law; provided, that none of the foregoing Persons is entitled to rely hereon unless an addressee hereof, (y) a copy of this Opinion may be posted by or at the direction of APCo or the Issuer to an internet website required under Rule 17g-5 promulgated under the Securities Exchange Act of 1934, as amended, and maintained in connection with the ratings on the Bonds solely for the purpose of compliance with such rule or undertakings pursuant thereto made by APCo or the Issuer. Such permission to post a copy of this letter to such website shall not be construed to entitle any Person, including any credit rating agency, who is not an addressee hereof to rely on this Opinion.

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Notwithstanding the foregoing, at your request, we hereby consent to reliance hereon by any future permitted assignee of the addressees, on the condition and understanding that: (i) we have no responsibility or obligation to consider the applicability of this opinion letter to any Person other than the addressees listed on Schedule A hereto; (ii) in no event shall any future assignee have any greater rights with respect hereto than the original addressee of this opinion letter on the date hereof or its assignor; (iii) in furtherance and not in limitation of the foregoing, our consent to such reliance shall in no event constitute a reissuance of the opinions expressed herein or otherwise extend any statute of limitations period applicable hereto on the date hereof; and (iv) any such reliance also must be actual and reasonable under the circumstances existing at the time of the related assignment, including any circumstances relating to changes in law, facts or any other developments known to or reasonably knowable by such future assignee at such time. We expressly disclaim any obligation to advise you of any changes in law, rules or regulations; any judicial or regulatory interpretation thereof; or any facts that may hereafter occur or be brought to our attention that would alter the opinions expressed herein.

Very truly yours,

/S/ TROUTMAN PEPPER LOCKE LLP

May 27, 2026 Page 21

Schedule A

U.S. Bank Trust Company, National Association, as Indenture Trustee

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

U.S. Bank National Association, as Securities Intermediary

190 South LaSalle Street

Chicago, Illinois 60603

Moody’s Investors Service, Inc.

7 World Trade Center at

250 Greenwich Street, 24th Floor

New York, New York 10007

Standard & Poor’s Ratings Group, Inc.

Structured Credit Surveillance

55 Water Street, 40th Floor

New York, New York 10041

The following, for itself and as Representative of the

Underwriters of the Bonds:

Goldman Sachs & Co. LLC

200 West Street, 7th Floor

New York, New York 10282

J.P. Morgan Securities LLC

270 Park Avenue – 4th Floor

New York, New York 10017

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Appalachian Power Company

1 Riverside Plaza

Columbus, Ohio 43215

Appalachian Power Recovery Funding LLC

1051 East Cary St., Suite 1100

Richmond, Virginia 23219